Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-125390 on Form S-8 of our report dated March 13, 2009, relating to the financial condition as of December 31, 2008, and related statements of income and changes in plan equity for the year ended December 31, 2008 of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 13, 2009

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